Exhibit 10.33
AGREEMENT OF SUBLEASE
     AGREEMENT OF SUBLEASE (this “Sublease”), made as of the 14th day of November, 2005, by and between MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company having an office at 85 Challenger Road, Ridgefield Park, New Jersey (“Sublessor”), and GAIN CAPITAL INC., a Delaware corporation, having an office at 550 Hills Drive, Bedminster, New Jersey 07921 (“Sublessee”).
W I T N E S S E T H:
     WHEREAS, Sublessor, as the successor to ChaseMellon Financial Group LLC, is the current tenant under that certain Lease dated as of February 1,2000, (the “Prime Lease”) with 44 Wall Street-YEF IV, LLC (“Landlord”), whereby Sublessor leased the entire 7’’’ floor and a portion of the 61h floor (collectively, the “Premises”) in an office building (the “Building”) commonly known as and located at 44 Wall Street, New York, New York, for a term expiring on July 31, 2010.
     WHEREAS, Sublessor desires to sublet to Sublessee, and Sublessee desires to hire from Sublessor, a portion of the Premises constituting the Subleased Premises (as hereinafter defined) as more particularly described below.
     NOW, THEREFORE, in consideration of TEN ($10) DOLLARS, the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows (capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Prime Lease):
     1. Subleasing of Subleased Premises: Condition of Subleased Premises.
     (a) During the Term (as hereinafter defined), Sublessor hereby subleases to Sublessee and Sublessee hereby hires from Sublessor, upon and subject to all of the terms, covenants, rentals and conditions hereinafter set forth, that portion of the Premises consisting of a portion of the 6th floor (the “Subleased Premises”) of the Building, as substantially shown on the floor plan attached hereto as Exhibit A. The attachment of the floor plan of the Subleased Premises does not constitute a representation that said floor plan is exact or correct, and Sublessor makes no representation or warranty with respect to the accuracy of the layout, the conditions or dimensions of the Subleased Premises as shown on said floor plan or otherwise. For all purposes of this Sublease, Sublessor and Sublessee conclusively agree that the Subleased Premises consists of 7,194 rentable square feet.
     (b) (i) Subject to subparagraph (ii) of this Paragraph (b), Sublessee shall accept the Subleased Premises in the condition and state of repair on the Commencement Date (as hereinafter defined), “AS IS.” Sublessee expressly acknowledges and agrees that Sublessor has made no representations with respect to the Subleased Premises or the Building, except as may be expressly set forth in this Sublease. Sublessor shall not be obligated to perform any work to prepare the Subleased Premises for Sublessee, other than the completion of Sublessor’s Work (as hereinafter defined). Suhlessee’s taking occupancy of the Subleased Premises shall be conclusive evidence as against Sublessee that the Subleased Premises was in good and satisfactory condition, with the Sublessor’s Work Substantially Complete (defined below), as of the Commencement Date.

          (ii) Notwithstanding subparagraph (i) of this Paragraph (b), on the Commencement Date, the Subleased Premises and the network and telecommunications equipment and the wiring in the Subleased Premises shall be in substantially the same condition as they were when Sublessee inspected the Subleased Premises on September 25, 2005.
     (c) Sublessor shall complete the work described on Exhibit A-1 attached hereto (“Sublessor’s Work”).
     (d) Sublessee shall not malee any alterations, additions, improvements or changes (collectively, “Improvements’’) in or to the Subleased Premises without first obtaining the prior written consent of Sublessor (which shall not be unreasonably withheld or delayed if Landlord consents to such Improvements), and of Landlord if required under the Prime Lease. Sublessee; in making any such approved Improvements in or to the Subleased Premises, shall comply with all applicable terms, covenants and conditions of the Prime Lease and with all requirements of governmental bodies having jurisdiction thereof. Sublessee shall reimburse Sublessor for Sublessor’s actual out-of-pocket costs reasonably incurred by it in connection with 0) its review of any plans and specifications submitted by Sublessee and (ii) Landlord’s review of any plans and specifications submitted by Sublessee, including charges imposed by Landlord.
     2. Term.
The term (the “Term”) of this sub lease Shall commence on the Commencement Date and shall expire on July 30, 2010 (the “Expiration Date”). The “Commencement Date” shall be defined to mean the later to occur of (i) the date Sublessor Substantially Completes Sublessor’s Work and tenders possession of the Subleased Premises to Sublessee, which date shall be no earlier than December 3,2005 and (ii) the date that Sublessor shall have obtained, and provided a manually executed counterpart to Sublessee of, Landlord’s consent to this Sublease (the “Consent”). Sublessor and Sublessee shall, within ten (10) days after the Commencement Date, execute a written agreement, substantially in the form annexed hereto as Exhibit B, confirming such date as the Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date or excuse any of the parties from their respective obligations hereunder.
     “Substantially Completes” or “Substantial Completion” means Sublessor’s Work has been completed except for minor details (so-called “punch list”) items which do not interfere with the conduct of Sublessee’s business.
     3. Fixed Rent.
     (a) With respect to the Subleased Premises, during the Term, from and after the Commencement Date through and including the Expiration Date, Sublessee shall pay to Sublessor, in lawful money of the United States, a fixed annual rent (the “Fixed Rent”) as set forth below. If the Fixed Rent shall commence on a date other than the first day of a calendar month, the Fixed Rent for such calendar month shall be prorated.

(i)	From the Commencement Date to and including the day proceeding the first	$143,880 per annum ($11,990 per month)

anniversary of the Commencement Date;

(ii)	From the first anniversary of the Commencement Date to and including the day proceeding the second anniversary of the Commencement Date;	$147,477 per annum ($12,289.75 per month)

(iii)	From the second anniversary of the Commencement Date to and including the day proceeding the third anniversary of the Commencement Date;	$151,164 per annum ($12,597 per month)

(iv)	From the third anniversary of the Commencement Date to and including the day proceeding the fourth anniversary of the Commencement Date; and	$154,943 per annum ($12,912 per month)

(v)	From the fourth anniversary of the Commencement Date to and including the Expiration Date.	$158,817 per annum ($13,234.75 per month)
          (b) The Fixed Rent for a month shall he due and payable on the first (1st) day of each calendar month for which the monthly installment of rent is due during the Term at the office of Sublessor, or at such other place as Sublessor may designate, at any time and from time to time, without any set-off or deduction of any kind whatsoever (except as otherwise expressly set forth herein), and except that Sublessee shall pay to Sublessor the first monthly installment of Fixed Rent, which shall become due under the terms of this Sublease, upon execution of this Syblease.
          (c) If Sublessee shall fail to pay when due any installment affixed Rent or Additional Rent (as hereinafter defined) and such failure shall continue for a period of five (5) days after such installment or payment shall have become due and payable, (i) Sublessee shall pay a late fee equal to four percent (4%) of any outstanding amounts to help defray the cost of collection, and (ii) Sublessee shall pay interest thereon, from the due date thereof to the date of payment, at the rate equal to the lesser of (x) of six percent (6%) in excess of the prime interest rate then in effect as published in The Wall Street Journal (or successor) or (y) the maximum legal mte of interest (the “Interest Rate”). Notwithstanding the imposition of such interest, Sublessee shall be in default under this Sublease if any or all payments required to be made by Sublessee are not made at the time herein stipulated, and neither the demand for, nor collection by Sublessor of, such late fee or such interest shall be construed as a curing of such default on the part of Sublessee. The payment of such late fee and interest shall be in addition to all other rights and remedies available to Sublessor in the case of nonpayment of rent.

     (d) Notwithstanding any provision to the contrary contained in this Sublease and subject to Exhibit A-I, provided that there shall not then be existing any default beyond any applicable notice and grace period provided under this Sublease, Sublessee shall be entitled to the Aggregate Rent Credit (as hereinafter defined) to be applied solely against the first through the sixth monthly installments of Fixed Rent due under tills Sublease. “Aggregate Rent Credit” shall mean $71,940.00.
     4. Additional Rent.
          (a) With respect to the Subleased Premises, during the Term, Sublessee shall pay to Sublessor as “Additional Rent” as follows:
               (i) Any items specified in the Prime Lease to be additional rent (except for electricity expenses, which shall be billed to Sublessee as set forth in Section 4(a)(ii) below) and any other sums of money, costs, charges, adjustments, increases, rent or additional rent payable by Sublessor to Landlord under the Prime Lease attributable to the Subleased Premises or the use and occupancy, thereof by Sublessee, or to any alteration or Tenant Change (as such term is defined in ‘the Prime Lease), made or to be made therein by or for Sublessee, provided, that, for the purposes of calculating the amount of Additional Rent payable by Sublessee to Sublessor in respect of Taxes nod tile “Tenant’s Percentage” (as defined in the Prime Lease) shul1 be deemed to 2.2590% (subject to adjustment as provided in the Prime Lease), with all other terms having the same meanings ascribed to them in Article 38 of tile Prime Lease, except that the ''Base Year Taxes” (as defined in the Prime Lease) for purposes of this Sublease shall mean the Real Estate Taxes” for the 2005/2006 Tax Year. Sublessee is not obligated to pay any Additional Rent by reason of increases in porter-wage, operating expenses or similar escalations. Except as modified by this Sublease, with respect to the Subleased Premises, the Additional Rent for Taxes shall be calculated in accordance with tile terms of the Prime Lease; and,
               (ii) Additional Rent for electricity at the rate of $2,50 per rentable square foot of the Subleased Premises per annum ($17,985 per annum), payable in equal monthly installments of $1,498.75 (the “Electric Inclusion Amount”), which the parties have agreed is the reasonable value to Sublessee, as of the date of tins Sublease, for normal electric service to be provided to the Subleased Premises for lighting, light office equipment and the usual small business machines during Business Hours on Business Days (as defined in the Prime Lease). The Electric Inclusion Amount shall he paid in addition to the Fixed Rent and shall be paid ot the same time and in the same manner as Fixed Rent. Except as specifically set forth herein, there shall he no separate charge to Sublessee for such electric energy by way of measuring the use of electricity on any meter or otherwise.
     Notwithstanding anything to the contrary set forth in this Sublease, the Electric Inclusion Amount shall remain at the amount set forth above in this subparagraph for the first 365 days following the Commencement Date.
     The Electric Inclusion Amount shall be subject to the following:
               (A) If the cost to provide electric energy to the Subleased Premises (the “Electric Cost”) is increased or decreased after the date of this Sublease,

then the Electric Inclusion Amount shall be increased or decreased by an amount equal to the product of (i) the then-existing Electric Inclusion Amount and (n) the percentage increase or decrease in such Electric Cost. Any increase or decrease shall be effective as of the date of such increase or decrease and shall be made retroactively if necessary. Upon the request of either party, Sublessor and Sublessee shall execute a supplementary agreement confirming the increase or decrease. Any adjustment shall be effective even if such supplementary agreement is not executed and delivered. In no event shall the provisions of this subsection A operate to reduce the Electric Inclusion Amount below the amount set forth above; and
               (B) The Electric Inclusion Amount is based upon Sublessor’s assumption that Sublessee’s initial electrical installation will only require electrical service in an amount equal to or less than the amount permitted under Section 39 of the Prime Lease and that Sublessee will use electrical energy only during Business Hours on Business Days. Accordingly, (i) if Sublessee’s initial electrical installation exceeds such criteria,. or (ii) if from time to time Sublessee makes material use of electricity during hours other than Business Hours on Business Days, or (ii) if from time to time Sublessee adds or changes any machinery, appliances or equipment which materially increases the aggregate electrical load in the Subleased Premises (if such increase is permissible under the terms of the Prime Lease) and, as the result of any of the events set forth in subsections (i), (ii) or (iii) above, Sublessor reasonably believes that the Electric Cost is greater than $2.50 per rentable square foot of the Subleased Premises per annum, then the Electric Inclusion Amount shall from time to time be equitably adjusted to reflect the resulting increase in such use. Sublessor shall furnish a statement of Sublessor’s determination as to the amount of the adjustment, and the same shall become binding upon the parties unless, within thirty (30) days, Sublessee notifies Sublessor that it disputes the amount of such adjustment, in which event the parties shall in good faith make reasonable attempts to come to agreement, and, if Sublessor and Sublessee cannot agree thereon, the amount of such adjustment shall be determined, based on standard practices, by an independent electrical consultant selected by Sublessor. Sublessee shall permit such consultant to have access to the Subleased Premises and Sublessee’s electrical facilities for the foregoing purpose at all reasonable times. The fee of such consultant shall be paid by Sublessee unless such consultant finds that Sublessee’s use does not justify an increase in the Electric Inclusion Amount, in which case the fee shall be paid by Sublessor. When the amount of such adjustment is so determined, Sublessor and Sublessee shall execute a supplementary agreement to reflect such adjustment, which shall be effective from the date of the increase of such usage as determined by such electrical consultant and be made retroactively if necessary. Any adjustment shall be effective even if such supplementary agreement is not executed and delivered. Pending the determination of the adjustment, Sublessee shall pay to Sublessor the amount of such adjustment as specified in Sublessor’s statement Thereafter if it is determined that Sublessee bas overpaid, Sublessee shall receive a credit against the Electric Inclusion Amount in the amount of the overpayment, said credit to be applied against the next accruing installment(s) of the Electric Inclusion Amount In order to facilitate Sublessor’s determination of whether Sublessee is making material use of electricity during hours other than business hours on business days, Sublessor shall have the right, at any time during the term of this Sublease, to install a meter or other monitoring device to track the use of electricity by Sublessee.

          (b) Unless otherwise provided in this Sublease, Sublessee shall pay to Sublessor the Additional Rent at the time and in the manner Sublessor is required to pay the same to Landlord, as set forth in the Prime Lease. Except as expressly provided herein, all other additional rent, charges, fees or other amounts payable under this Sublease or the Prime Lease by Sublessee shall be payable within fifteen (15) days of written demand therefor.
          (c) The initial demand for Additional Rent payable pursuant to this Section 4 aud any subsequent demand for increases in Additional Rent shall be accompanied by copies of any invoices, bills, demands, statements or other documentation evidencing such Additional Rent which Sublessor shall have received from Landlord in connection therewith. Notwithstanding the foregoing, any failure by Sublessor to make a demand under the provisions of this Sublease, shall not in any way be a waiver, or cause Sublessor to forfeit or surrender its rights to collect, any Fixed Rent or Additional Rent that may have become due pursuant to the terms of this Sublease.
          (d) Sublessor shall credit Sublessee, its proportionate share of any refunds received by Sublessor from Landlord under the Prime Lease on account of any overpayment of Additional Rent, other than the Electric Inclusion Amount, for which Sublessee bas paid Sublessor under this Sublease; provided, however, that Sublessor shall be entitled to deduct from the aggregate of the amount of such refund Sublessee’s proportionate share of any and all costs and expenses, including, without limitation, reasonable attorneys’ fees, consultants fees and disbursements, incurred by Sublessor in connection with the obtaining of any such refunds. Sublessee shall pay to Sublessor, as Additional Rent, within ten (l0) days after demand therefor, Sublessee’s proportionate share of any amounts (plus interest, if any) due Landlord under the Prime Lease on account of any underpayment of Additional Rent payable under this Sublease, including, without limitation, Additional Rent payable hereunder On account of Taxes due under Article 38 of the Prime Lease.
          (e) All amounts payable by Sublessee to Sublessor pursuant to this Sublease, including, without limitation, Fixed Rent and Additional Rent, shall be deemed to be and shall constitute rent for all purposes hereunder and, in the event of any non-payment thereof, Sublessor shall have all of the rights and remedies provided herein, at law or in equity for nonpayment of rent TIle obligation of Sublessee to pay all amounts to Sublessor hereunder shall survive the Expiration Date or the earlier termination of this Sublease.
     5. Care. Surrender and Restoration of the Subleased Premises.
          (a) Without limiting any other provision of this Sublease or the Prime Lease, as the case may be, Sublessee shall take good care of the Subleased Premises, suffer no waste or injury thereto and shall comply with all laws, orders and regulations applicable to the Subleased Premises, the Building and Sublessee’s use or manner of use thereof, which are imposed on Sublessor, as tenant under the Prime Lease in connection with the Subleased Premises and/or the Building.
          (b) Upon the Expiration Date or the earlier termination of the Term, Sublessee shall quit and surrender the Subleased Premises to Sublessor in the condition required under the Prime Lease.
          (c) If the Expiration Date or the earlier termination of the Term falls on a Sunday, this Sublease shall expire at noon on the immediately preceding Saturday unless such

Saturday is a legal holiday, in which case the Tern1 shall expire at noon on the first business day immediately preceding such Saturday. Sublessee shall observe and perform each of the covenants contained in this Sublease and Sublessee’s obligations hereunder shall survive the Expiration Date or earlier termination of this Sublease.
     6. Use.
     Sublessee shall use and occupy the Subleased Premises as executive and general offices in connection with Sublessee’s business (the “Permitted Use”) and for no other purpose.
     7. Subordination to and Incorporation of Terms of the Prime Lease.
          (a) With respect to the Subleased Premises, this Sublease is in all respects subject and subordinate to all of the terms, provisions, covenants, stipulations, conditions and agreements of the Prime Lease, and to all matters to which the Prime Lease is or shall be subordinate, and, except as otherwise expressly provided in this Sublease, all of the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Prime Lease are incorporated in this Sublease by reference and made !l part hereof as if herein set forth at length, and shall, as between Sublessor and Sublessee (as if they were the “Landlord” and “Tenant,” respectively, under the Prime Lease, and as if the words “Prime Lease” were “Sublease” and the word “Premises” were “Subleased Premises”), constitute the terms of this Sublease, except for such other terms of the Prime Lease that are inapplicable, inconsistent with, or specifically modified by, the terms of this Sublease. This clause shall be self-operative and no further instrument of subordination shall be required, but Sublessee shall execute any certificate confirming such subordination that Sublessor may request within a reasonable period of time after receipt of written demand from Sublessor therefor. In the event of any inconsistency between this Sublease and the Prime Lease, such inconsistency shall be resolved in favor of the obligation which is more onerous to Sublessee or that restriction which is more restrictive of Sublessee, as the case may be.
     The following provisions of the Prime Lease shall not apply to this Sublease; all references in the Prime Lease to any of the following terms or to any obligation of the Landlord to perform any of the following: Premises, Commencement Date, Expiration Date, Rent Commencement Date, Security Deposit, Landlord’s Contribution, Initial Installation Contribution, 7th Floor Air-Conditioning Contribution, Landlord’s Initial Construction, Broker, Notices, rental amounts, rental rates and rent abatements. Representations made by Landlord in the Prime Lease shall not be deemed to be made by Sublessor in this Sublease.
     In addition, the following Articles, Sections, Exhibits and Amendments shall not apply to this Sublease or shall be amended as indicated:
Sections 37(b), (c), (d), (e) and (f); the Tenant’s Percentage listed in Section 38(a)(2), the Base Year Taxes listed in Section 38(a)(iii), Sections 38(b), the last sentence of 38(c)(I) and 38(c)(4), all of Section 39(a) other than the first sentence, Sections 39(g) and (b), references to Article 53 and Exhibit B in Section 41, Sections 42(c) and (I), all of Section 43(b) other than the first sentence, Section 46(b), Section 47, Section 48(g), the overtime rates specified in Section 49(a) and all of (b) and (c) of that Section, Section 51, Sections 53 and 59, Exhibits A, A-I, and B.

     In furtherance of the foregoing, Sublessee shall not take any action or do or permit to be done anything which (i) is or may be prohibited under the Prime Lease, (ii) might result in a violation of or default under any of the terms, covenants, conditions or provisions of the Prime Lease or any other instrument to which this Sublease is subordinate, or (iii) would result in any additional cost or other liability to Sublessor (unless Sublessee agrees to bear such additional cast).
          (b) In the event of termination, re-entry or dispossess of Sublessor by Landlord under the Prime Lease, Landlord may, at its option, take over all of the right, title and interest of Sublessor, as sublessor under this Sublease, and Sublessee shall, at Landlord’s option, as the case may be, attorn to Landlord” pursuant to the then executory provisions of the Sublease, except that Landlord shall not (i) be liable for any previous act or omission of Sublessor under this Sublease; (ii) be subject to any offset, not expressly provided in this Sublease, that theretofore accrued to Sublessee against Sublessor or (iii) be bound by any previous modification of this Sublease or by any previous prepayment of more than one month’s Fixed Rent or any Additional Rent then due, in either case not approved by Landlord in writing.
     8. Sublessee’s Obligations.
     Except as specifically set forth herein to the contrary, all acts to be performed by, and all of the terms, provisions, covenants, stipulations, conditions, obligations and agreements to be observed by, Sublessor, as Tenant under the Prime Lease shall, to the extent that the same relate to the Subleased Premises, be performed and observed by Sublessee, and Sublessee’s obligations in respect thereof shall run to Sublessor or Landlord as Sublessor may determine to be appropriate or as may be required by the respective interests of Sublessor or Landlord. Sublessee shall indemnify Sublessor against, and bold Sublessor harmless from, all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other costs) which are paid, suffered or incurred by Sublessor as a result of the nonperformance or nonobservance of any such terms, provisions, covenants, stipulations, conditions, obligations or agreements by Sublessee.
     9. Sublessor’s Obligations.
     The benefit of all repairs, restorations, compliance with law and other requirements, materials and services to be provided to the Subleased Premises and the Building by Landlord under the Prime Lease sball accrne to Sublessee; but, nonwithstanding anything to the contrary in this Sublease or in the Prime Lease, Sublessor shall under no circumstances be obligated to make any repairs or restorations, comply with any laws or other requirements or to supply any materials or services to the Subleased Premises or the Building; and Sublessor shall under no circumstances be liable to Sublessee for the failure of Landlord or others so to do. Upon Sublessee’s written request, Sublessor shall present to Landlord, in the name of Sublessor, any demand requested by Sublessee for any such repairs, restorations, materials or right to exercise, in Sublessor’s name, but at Sublessee’s sole cost and expense, all of the rights available to Sublessor to enforce performance of the obligations of Landlord to make any such repairs and restorations and to supply any such materials and services to the Subleased Premises. If requested by Sublessee, Sublessor shall exercise whatever rights Sublessor has under the Prime Lease to dispute increases in Taxes using Sublessee’s consultants. Any such exercise by Sublessor shall be at Sublessee’s sale cost and expense. No failure by Landlord to make any such repairs or restorations or to supply any such materials and services to the Subleased Premises, and no cessation, interruption or suspension of any service provided by Landlord, shall entitle Sublessee to any diminution or abatement of Fixed Rent or Additional Rent or other compensation under this Sublease, nor shall this Sublease be affected by reason of any such failure, cessation, iuterruption or suspension, except that to the extent Sublessor shall receive an abatement of Rent under the Prime Lease, Sublesee shall be entitled to a similar abatement with respect to the Subleased Premises.
     10. Covenants with Respect to the Prime Lease.
     In the event that Sublessee shall be in default of any term, provision, covenant, stipulation, condition, obligation or agreement of, or shall fail to honor any obligation under this Sublease, Sublessor, on giving the notice required by the Prime Lease (as modified pursuant to Section 15 hereof), and subject to the right, if any, of Sublessee to cure any such default within any applicable grace period provided in the Prime Lease (as modified pursuant to Section 15 hereof), sbal1 have available to it all of the remedies available to Landlord under the Prime Lease in the event of a like default or failure on the part of Sublessor, as Tenant thereunder. Such remedies shall be in addition to all other remedies available to Landlord under the Prime Lease in the event of a like default or failure on the part of Sublessor, as Tenant thereunder, and such remedies shall be in addition to all other remedies available to Sublessor at law or in equity.
     11. Broker.
     Each party represents and warrants to the other that such party making the representation has not dealt with any broker or finder in connection with this Sublease other than CB Richard Ellis, Inc., Jones Lang LaSalle and Cushman & Wakefield, Inc. (collectively, “Broker”). Each party does hereby agree to indemnify and hold the other harmless from and against any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other charges and reasonable attorneys’ fees and other charges incurred in connection with the enforcement of this indemnity provision) arising out of any claims, demand or proceeding for a real estate brokerage commission, finder’s fee or other compensation made by any person or entity in connection with this Sublease claiming to have dealt with such party with the indemnification obligation other than Broker. The provisions of this Section 11 shall survive the Expiration Date or the earlier termination of the Sublease. Sublessor shall pay Broker its commission in accordance with a separate agreement(s).
     12. Indemnification of Sublessor.
     Sublessee agrees to indemnify Sublessor against and hold Sublessor harmless from, any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other charges and reasonable attorneys’ fees and other charges in connection with the enforcement of this indemnity provision) which are paid, suffered or incurred by Sublessor as a result of (a) any personal injuries or property damage occurring in, on or about the Subleased Premises during the Term, (b) any work or thing done, or any condition created, by Sublessee in, on or about the Subleased Premises or the Building during the Term, or (c) any act or omission of Sublessee or Sublessee’s agents, contractors, servants, employees, invitees or licensees during the Term, except if any of the foregoing indemnified matters is caused by the negligence or willful misconduct of Sublessor or its agents, contractors, servants, employees, invitees or licensees.

     13. Termination or Amendment of the Prime Lease.
     If the term of the Prime Lease is terminated prior to the Expiration Date, then, subject to Section 7(b) hereof, this Sublease shall immediately terminate with respect to the entire Subleased Premises, and Sublessor shall not be liable to Sublessee by reason thereof, unless such termination was the result of a default by Sublessor under the Prime Lease beyond any notice and applicable cure period. Sublessor shall not enter into any voluntary agreement with Landlord to terminate the Prime Lease before the expiration or earlier termination of this Sublease. Sublessor shall not amend the Prime Lease in any manner that would increase the obligations of Sublessee under this Sublease.
     14. Approvals or Consents.
     In all provisions of the Prime Lease requiring the approval or consent of Landlord, Sublessee shall be required to obtain the express written approval or consent of Sublessor, which consent shall be further subject to the approval or consent of Landlord, pursuant to the Prime Lease. If Sublessor shall give its consent to any request made by Sublessee then Sublessor hereby agrees to promptly furnish to Landlord copies of such request for consent or approval received from Sublessee. If Landlord shall refuse to give its consent or approval to any request made by Sublessee then such request shall be deemed denied, whether or not Sublessor shall have previously granted its consent.
     15. Time Limits.
     The parties agree that unless otherwise expressly modified herein, the time limits set forth in the Prime Lease for the giving of notices, making demands, payment of any sum, the performance of any act, condition or covenant, or the exercise of any right, remedy or option, are modified for the purpose of this Sublease as follows. Whenever in the Prime Lease a time is specified for the giving of any notice or the making of any demand by the tenant thereunder, such time is hereby changed (for the purpose of this Sublease only) by adding five (5) days thereto; and whenever in the Prime Lease a time is specified for the giving of any notice or the making of any demand by the landlord thereunder, such time is hereby changed (for the purpose of this Sublease only) by subtracting three (3) days therefrom, if such notice, request or demand given or made by landlord thereunder relates to the payment (or default in the payment) of Fixed Rent or additional rent under the Prime Lease, and by ten (10) days if such notice, request or demand of landlord thereunder relates to any subject other than the payment of Fixed Rent or additional rent under the Prime Lease. Whenever in the Prime Lease a time is specified within which the tenant thereunder must give notice or make a demand following an event, or within which the tenant thereunder must respond to any notice, request or demand previously given or made by the landlord thereunder, or to comply with any Obligation on the tenant’s part thereunder, such time is hereby changed (for the purposed of this Sublease only) by subtracting three (3) days therefrom, if the same shall relate to the payment affixed Rent or additional rent under the Lease or under this Sublease, and ten (l0) days if the same shall relate to any other obligation under the Prime Lease or under this Sublease. Wherever in the Prime Lease a time is specified within which the landlord thereunder must respond to any notice, request or demand previously given or made by the tenant thereunder, such lime is hereby changed (for the purpose of this Sublease only) by adding five (5) days thereto. It is the purpose and intent of the foregoing provisions, among other things, to provide Sublessor with time within which to transmit to Landlord any notices or demands received from Sublessee and to transmit to Sublessee any notices or demands received from Landlord. Sublessor and Sublessee shall, promptly after receipt thereof, furnish to each other a copy of each notice, demand or other communication received from Landlord with respect to the Subleased Premises.
     16. Assignment and Subletting.
          (a) Sublessee, for itself, its successors and assigns, expressly covenants that it shall not assign (whether by operation of law or otherwise), pledge or otherwise encumber this Sublease, or sublet all or any portion of the Subleased Premises, without obtaining, in each instance, the prior written consent of Landlord in accordance with the Prime Lease. If Landlord consents to the subject transaction, then Sublessor agrees to consent to the subject transaction.
          (b) Sublessor reserves the right to transfer and assign its interest in and to this Sublease to any entity or person who shall succeed to Sublessor’s interest in and to the Prime Lease.
     17. End of Term.
          (a) Sublessee acknowledges that possession of the Subleased Premises must be surrendered to Sublessor on the Expiration Date or the earlier termination of this Sublease, in the same condition required under this Sublease and the Prime Lease. Sublessee shall remove all of its personal property and personal effects of all persons claiming through or under Sublessee, and shall pay the cost of repairing all damage to the Subleased Premises and the Building occasioned by such removal. Any of Sublessee’s personal property that remains in the Subleased Premises after the termination of this Sublease shall be deemed to have been abandoned and either may be retained by Sublessor as its property or may be disposed of in such manner as Sublessor may see fit If such property or any part thereof is sold, Sublessor may receive and retain the proceeds of such sale as the property of Sublessor. Any expense incurred by Sublessor in removing or disposing of such property, as well as the cost of repairing all damage to the Building or the Subleased Premises caused by such removal, shall be reimbursed to Sublessor by Sublessee, as Additional Rent, on demand.
          (b) If the Expiration Date falls on a day which is not a business day, then Sublessee’s obligations under this Section 17 shall be performed on or prior to the immediately preceding business day.
          (c) Sublessee expressly waives, for itself and for any person claiming through or under Sublessee, any rights that Sublessee or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law oflilce import then in force in connection with any holdover proceedings that Sublessor may institute to enforce the provisions of this Section 17.
     If Sublessee shall remain in possession of the Subleased Premises after the Expiration Date, without the execution by both Sublessee and Sublessor of a new sublease, Sublessee, at the election of Sublessor, shall be deemed to be occupying the Subleased Premises as a Sublessee from month-to-month, at a monthly rental equal to two times the Fixed Rent and Additional Rent payable during the last month of the Term, subject to all the other conditions, provisions and obligations of this Sublease insofar as the same are applicable to a month-to-month tenancy. In addition, Sublessee shall indemnify and hold harmless Sublessor for, from and against any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other charges) which are paid, suffered or incurred by Sublessor as a result of the failure of, or the delay by, Sublessee in so surrendering the Subleased Premises, including, without limitation, any claims made by Landlord or any succeeding tenant founded on such failure or delay.
     18. Condemnation. Destruction, Fire and other Casualty.
     If the Prime Lease is terminated by Landlord or Sublessor pursuant to the applicable terms of the Prime Lease, then this Sublease shall terminate concurrently therewith. If the whole or any part of the Subleased Premises shall be condemned or damaged by fire or other casualty and the Prime Lease is not terminated on account thereof by Landlord or Sublessor, then this Sublease shall remain in full force and effect with respect to the portion of the Subleased Premises not so terminated, and Sublessee’s obligation to pay Fixed Rent and Additional Rent hereunder shall abate only proportionate to the extent that the Fixed Rent and Additional Rent for the Subleased Premises shall abate under the terms of the Prime Lease.
     19. Notices.
     Any notice, request or demand (“Notice”) permitted or required to be given by the terms and provisions of this Sublease, or by any law or governmental regulation, either by Sublessor or Sublessee, shall be in writing and shall be given as follows: (i) by hand delivery; (ii) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; or
(iii) by overnight t nationwide commercial courier service; in each case, to the address and party listed below:
If to Sublessor:
Mellon Investor Services LLC
c/o Jones Lang LaSalle Americas, Inc.
Two Mellon Center, Suite 925
Pittsburgh, Pennsylvania 15259
Attention: Lease Administration
With a copy to:
Mellon Investor Services LLC
c/o Corporate Operations and Real Estate
Two Mellon Center, Suite 975
Pittsburgh, Pennsylvania 15259
Attention: Head of Transaction Management
If to Sublessee:
Gain Capital Inc.
550 Hills Drive
Bedminster, New Jersey 07921
With a copy to:
Canfield, Madden & Ruggiero, LLP
1461 Franklin Avenue
Garden City, New York 11530

Attn: David J. Canfield, Esq.
     Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days written Notice of such change to the other parties in accordance with the provisions of this Section 19. Notices shall be deemed to have been given on the date they are actually received; provided, however, that if any Notice is received on a day that is not a business day or is received after 5:00 p.m. on a business day in the time zone where received, it shall be deemed given on the next succeeding business day and (ii) the inability to deliver Notices because of a changed address of which no Notice was given, rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal- to accept delivery (subject to the provisions of clause (i) above).
     20. Sublease Conditional Upon Consent.
     Sublessor and Sublessee each acknowledges and agrees that this Sublease is subject to Sublessor’s obtaining the Consent, as required by the Prime Lease. Notwithstanding anything set fortb in this Sublease to the contrary, Sublessor shall not be obligated to perform any acts, expend any sums or bring any lawsuits or other legal proceedings, in order to obtain the Consent, other than to request the Consent in due course. Sublessee shall promptly provide Sublessor with all information required or reasonably requested by Landlord under the Prime Lease. If Landlord denies its Consent to this Sublease or if Landlord fails to issue its Consent or before the sixtieth (60th) consecutive day immediately following the date this Sublease shall have been executed and delivered by Sublessor and Sublessee, this Sublease shall automatically terminate and be void and of no force or effect. If this Sublease is so terminated, (a) the security deposit referred to in Section 21 of this Sublease and the first monthly installment of Fixed Rent previously paid by Sublessee to Sublessor on account of the Subleased Premises shall be returned to Sublessee within a reasonable period of time after such termination, and (b) the parties thereupon shall be relieved of any further liability or obligation under this Sublease, except for such provisions hereof as are expressly stated to survive.
     21. Security Deposit.
     (a) Sublessee has deposited with Sublessor the sum of $23,980 (the “Security Deposit”) in cash or by the Letter of Credit (as hereinafter defined) as security for the faithful performance, observance and compliance with all of the terms, covenants aiJd conditions of this Sublease on Sublessee’s part to perform, observe or comply \\~th. In the event that Sublessee defaults under any of the terms, covenants or conditions in this Sublease on Sublessee’s part to observe, perform or comply with (including, without limitation, tile payment of any installment of Fixed Rent or any amount of Additional Rent), and fails to cure such default after the giving of any required notice hereunder (provided however, notwithstanding any provision herein or in the Prime Lease to the contrary, notice shall not be required to draw on the Letter of Credit after a Bankruptcy Event (as hereinafter defined) bas occurred), and the expiration of any applicable cure period, then, to the extent required for the payment of any Fixed Rent, Additional Rent, or any other sums as to which Sublessee is in default, or for any sum that Sublessor may reasonably expend or may be required to expend by reason of any such default (including any damages or deficiency accrued before or after summary proceedings, a Bankruptcy Event or other re-entry by Sublessor, including attorneys’ fees and costs in connection therewith), (a) Sublessor may notify the Issuing Bank (as such term is defined in Section 21 (c) hereof) and thereupon receive all of the monies represented by the said Letter of Credit and use, apply, or retain the whole or any part of such proceeds, or (b) in the event that Sublessor is holding a cash security pursuant to Section 21 (b) below, Sublessor may use, apply, or retain the whole or any part of the cash security. In the event that Sublessor applies or retains any portion or all of such cash security or proceeds of such Letter of Credit, or both, as the case may be, the amount not so used, applied or retained shall continue to be treated as a part of the Security Deposit, and Sublessee shall restore the amount so applied or retained (by increase in the Letter of Credit or delivery of cash security) within seven (7) days after Sublessor’s demand therefor, so that, at all times, the amount deposited shall be $23,980. In the event that Sublessee shall fully and faithfully comply with all of the material terms, provisions, covenants and conditions of this Sublease, that portion, if any, of the cash security or Letter of Credit, or both, as the case may be, not used, applied or retained shall be returned to Sublessee within sixty (60) days after the Expiration Date and after delivery of possession of the entire Subleased Premises to Sublessor, in accordance with, and subject to, the applicable provisions of this Sublease.
     (b) To the extent that the security deposited under this Section 21 is a cash security deposit, Sublessor agrees to deposit same into an interest bearing account in a bank or savings and loan association to be selected, from time to time, by Sublessor in its sale discretion. Sublessor agrees, further to hold said security in · such an account for the entire Term of this Sublease, subject, however, to the terms of Section 21 (a) above with respect to the use, application or retention of such security. To the extent permitted by law, Sublessee agrees that Sublessor shall he entitled to receive and retain, as an administrative expense, a sum equal to one (1%) percent per annum upon such security, and Sublessor shall have the right to withdraw such sum from time to time as Sublessor shall determine in its sale discretion. The balance of the interest earned on such security sball, provided Sublessee is not then in default under this Sublease, and to the extent that same shall not be used, applied or retained pursuant to the terms of Section 21 (a) above, be paid to Sublessee upon the request of Sublessee, but not more than once daring any calendar year of the term of this Sublease. Unless and until such interest shall be paid to Sublessor and Sublessee as herein provided, the same shall be held as a part of the security deposited by Sublessee, subject to, and in accordance with, the terms of Section 21 (a) above. Sublessor shall not be required to credit any security with the interest for any period during which Sublessor does not receive interest thereon.
     (c) (i) Any letter of credit (the “Letter of Credit”) to be delivered as security under this Section 21 shall be a clean, irrevocable and unconditional letter of credit issued by and drawn upon such commercial bank (hereinafter referred to as the “Issuing Bank”) with offices for banking purposes in The Borough of Manhattan, The City of New York which is a member of the New York Clearinghouse Association (or any successor thereto) and which is approved by Sublessor, in its sale discretion, which Letter of Credit shall have a term of not less than one year, be in form and content satisfactory to Sublessor, be for the account of Sublessor and be in the amount of $23,980, as such amount may be reduced as provided herein. Annexed to this Sublease as Exhibit D is a form of letter of credit that is satisfactory to Sublessor. The Letter of Credit shall provide that:
          (A) The Issuing Bank shall pay to Sublessor or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of only the Letter of Credit and a sight draft in the amount to be drawn;
          (B) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each (the last such extension to provide for the continuance of such Letter of Credit for at least 60 days beyond the Expiration Date of this Sublease), unless the Issuing Bank sends written notice (hereinafter called the ''Non-Renewal Notice”) to Sublessor by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed; and
          (C) The Letter of Credit shall be transferable by the beneficiary thereof, without charge to the beneficiary, and that any failure to pay the transfer charges shall not affect the beneficiary’s ability to transfer the Letter of Credit; the Letter of Credit may be transferred as aforesaid from time to time, by the then beneficiary under the Letter of Credit; to effectuate a transfer under the Letter of Credit, the beneficiary must notify the Issuing Bank in a writing signed by an authorized signatory of beneficiary, of the name and address of the transferee and of the effective date of the transfer; and upon the Issuing Bank’s receipt of such writing, the Issuing Bank will issue an amendment to the Letter Credit that changes the name and address of the beneficiary hereof and shall deliver the original of such amendment to the new beneficiary/transferee and a copy thereof to the prior beneficiary/transferor. Any transfer of the Letter of Credit shall be in accordance with subparagraph (iii) below.
     (ii) Sublessor, after its receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft only, to receive the moneys represented by the Letter of Credit which moneys shall be held by Sublessor as a cash deposit pursuant to tile terms of this Section 21 pending the replacement of such Letter of Credit. Within seven (7) days after receipt of the replacement of such Letter of Credit, Sublessor shall deriver such cash deposit to Sublessee or as Sublessee may so direct in writing.
     (iii) In the event that Sublessor, pursuant to an assignment of the Prime Lease, assigns this Sublease to a third party, Sublessor shall have the right to transfer the cash security deposit and/or Letter of Credit to the assignee and Sublessor shall thereupon be released hy Sublessee from all liability for the return of the cash security deposit and/or Letter of Credit. In such event, Sublessee agrees to look solely to the new Sublessor for the return of said cash security or Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment.made of said cash security or Letter of Credit (0 a new Sublessor. In connection with the foregoing, Sublessee, at no cost to Sublessor, shall reasonably cooperate with Sublessor and such vendee, transferee or lessee in connection with the transfer or assignment of such security or Letter of Credit, including, without limitation, executing and delivering, ,within ten (10) days after demand therefor, any and all instruments, certificates, agreements or other documents that Sublessor, such vendee, transferee or lessee, the · bank with which such security is deposited or the Issuing Bank may require.
     (d) Sublessee covenants that it will not assign or encumber, or attempt to assign or encumber, such cash security or Letter of Credit, and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.
     22. Insurance Requirements.
Prior to the Commencement Date, Sublessee shall provide Sublessor with evidence of insurance, which includes Sublessor as an insured party and otherwise complies with the requirements of the Prime Lease.

     23. Sublessor’s Right of Access.
          (a) Sublessor reserves for itself and its agents and employees the right to enter the Subleased Premises at all reasonable times (upon reasonable telephonic or written notice, except in the case of emergency) to post notices of non-responsibility and to determine whether Sublessee is complying with its obligations under this Sublease. When entering the Subleased Premises, except in case of an emergency, Sublessor shall be accompanied by a representative of Sublessee, provided that Sublessee makes such representative available when Sublessor wishes to enter.
          (b) Sublessor shall have the right to use any and all reasonable means that Sublessor may deem necessary or proper to open doors in an emergency, in order to obtain entry to any portion of the Subleased Premises, provided that Sublessor shall use reasonable efforts to maintain the security of the Subleased Premises and its contents.
     24. Right to Cure Defaults and Damages.
     If Sublessee shall at any time fail to make any payment or perform any other obligation of Sublessee hereunder after any required notice and within the applicable cure period, if any, then Sublessor shall have the right, but not obligation, after two (2) days written notice to Sublessee, or without notice to Sublessee in the event of any emergency, and without waiving or releasing Sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees. Sublessee shall pay to Sublessor, upon demand, all sums so paid or incurred by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the Interest Rate.
     25. Sublessor’s Representations, Warranties and Covenants.
     Sublessor represents, warrants and covenants to Sublessee that the following are true and correct as of the date hereof: (i) a true and correct copy of the Prime Lease is attached hereto and made a part hereof as Exhibit C, with certain of the provisions that do not apply to the Sublease redacted, (ii) the Prime Lease is unmodified and in full force · and effect, (iii) Sublessor has received no written notice from Landlord of default by Sublessor, as tenant under the Prime Lease, which remains uncured, and (iv) to the best knowledge of Sublessor, neither Sublessor nor Landlord is in default in the performance and/or observance of any material covenant, agreement or condition of the Prime Lease on either Sublessor’s or Landlord’s part to be performed or observed.
     26. Bankruptcy.
          (a) If a petition is filed by or against Sublessee for relief under the Bankruptcy Code, and Sublessee (including for the purposes of this Section, Sublessee’s successor in bankruptcy, whether a trustee, Sublessee as debtor in possession or other responsible person) assumes, or assumes and proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity which has made or accepted a bona fide offer to accept an assignment of Uris Sublease, such assumption or assumption and assignment may only he made if all of the terms and conditions of this Section 26 are satisfied.

          (b) Conditions to Assumption.
               (i) No election by Sublessee to assume this Sublease shall be effective unless each of the following conditions, which Sublessor and Sublessee acknowledge are commercially reasonable, have been satisfied, and Sublessor has acknowledged in writing that: (i) Sublessee has cured, or has provided Sublessor adequate assurance (as defined below) that within ten (10) days from the date of such assumption Sublessee will cure all monetary defaults under this Sublease and within thirty (30) days from the date of such assumption Sublessee will cure all nonmonetary defaults under this Sublease; (ii) Sublessee bas compensated, or bas provided to Sublessor adequate assurance that within ten (10) days from the date of assumption Sublessor will be compensated for any pecuniary loss incurred by Sublessor arising from the default of Sublessee as recited in Sublessor’s written statement of pecuniary loss sent to Sublessee; (iii) Sublessee bas provided Sublessor with adequate assurance of the future performance (as defined below) of each of Sublessee’s obligations · under this Lease, but in any event Sublessee shall have replenished and/or renewed the cash security deposit, as security for the timely payment of Rent and performance of all other obligations hereunder, in the amount of $23,980; and (iv) Sublessee shall have provided Sublessor at least thirty (30) days prior written notice of any proceeding concerning the assumption of this Sublease.
               (ii) For purposes of this Section, Sublessor and Sublessee acknowledge that (A) “adequate assurance” shall mean that the Bankruptcy Court shall have entered a Final Order segregating $23,980 of cash to be payable to Sublessor, and/or authorizing Sublessee to secure “Sublessee’s obligation to Sublessor 10 cure all monetary and/or nonmonetary defaults under this Sublease within the time periods set forth above and (B) “adequate assurance of future performance” shall mean that Sublessee bas and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to fulfill the obligations of Sublessee under this Sublease, in addition to the simultaneous posting of the cash security deposit.
          (c) Conditions to Assignment. In addition to satisfying the terms and conditions of Subsection 26(b), Sublessee shall give notice 10 Sublessor oflbe proposed assignment setting forth (1) the name and address of the proposed assignee and (2) all of the terms and conditions of the offer and proposed assignment. Sublessee shall also deliver to Sublessor a statement confirming that the assignee will continue to use the Subleased Premises for the Permitted Use. Sublessor and Sublessee acknowledge that Sublessor’s asset will be substantially impaired if the trustee in bankruptcy, debtor or debtor in possession or any assignee of the Sublease makes any use of the Subleased Premises other than the Permitted Use. Adequate assurance of future performance of the Sublease shall be furnished by the proposed assigoee, no later than fifteen (15) days after Sublessee has made or received such offer, but in no event later than ten (10) days prior to the date on which Sublessee applies to a court of compelent jurisdiction for authority and approval to effect the proposed assignment. The description of the adequate assurance of future performance of the proposed assignee in such notice shall include such financial and other information as is necessary to demonstrate that the financial condition and operating performance experience of the proposed assignee and its guarantors, if any, is sufficient to perform in such a manner as to meet and satisfy all obligations under this Sublease in a timely fashion, and shall be satisfactory to Sublessor in all other respects. Sublessor shall have the prior right and option, to be exercised by notice to Sublessee given at any time prior to the date on which the court order authorizing such assignment becomes a Final Order, to accept an assignment of this Sublease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Sublease. If this Sublease is assigned pursuant to the provisions of the Bankruptcy Code, “adequate assurance of future performance,” shall require from the assignee a deposit or posting of a letter of credit for the performance of its obligations under this Sublease in the same amount as required by Section 26(b). Any person or entity to whom this Sublease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or documentation to have assumed all of Sublessee’s obligations arising under this Sublease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Sublessor an instrument confirming such assumption. No provision of this Sublease shall be deemed a waiver of Sublessor’s rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Sublease, to require timely performance of Sublessee’s obligations under this Sublease, or to regain possession of the Subleased Premises if this Sublease has neither been assumed nor rejected within sixty (60) days after the date of entry of the Bankruptcy Court’s order for relief.
          (d) Notwithstanding anything in this Sublease to the contrary, all amounts payable by Sublessee to or on behalf of Sublessor under this Sublease, whether or not expressly denominated as such, shall constitute “rent’ for the purposes of Section 502(b)(6) of the Bankruptcy Code.
     27. Costs and Expenses.
     Sublessee shall reimburse Sublessor on demand for all costs and expenses (including attorneys’ fees and disbursements and court costs) incurred by Sublessor in connection with enforcing Sublessee’s obligations under this Sublease after a default by Sublessee, whether incurred in connection with an action or proceeding commenced by Sublessor, by Sublessee, by a third party or otherwise. All such amounts shall be deemed to be Additional Rent, and shall be collectible whether incurred before or after the expiration or termination of this Sublease.
     28. Non-Recourse.
     The obligations of Sublessor under this Sublease shall not be binding upon Sublessor named herein after the sale, conveyance, assignment or transfer by such Sublessor (or upon any subsequent Sublessor after the sale, conveyance, assignment or transfer by such subsequent Sublessor) of its interest in the Subleased Premises, and in the event of any such sale, conveyance, assignment or transfer, Sublessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Sublessor under this Sublease thereafter arising, and the transferee shall be deemed to have assumed, subject to the remaining provisions of this Section all obligations of the Sublessor under this Sublease arising after the effective date of the transfer. No trustee, partner, shareholder, director or officer of Sublessor, or of any partner or sbareholder of Sublessor (collectively, the “Parties”) shall have any direct or personal liability for the performance of Sublessor’s obligations under this Sublease, and Sublessee shall oat seek any damages against any of the Parties whatsoever. Sublessee shall not look to any property or assets of any of the Parties in seeking either to enforce Sublessor’s obligations under this Sublease or to satisfy a judgment for Sublessor’s failure to perform such obligations.

     29. Miscellaneous.
          (a) Modifications. This Sublease may not be modified, amended, extended, renewed, terminated or otherwise modified except by a written instrument signed by both of the parties hereto.
          (b) Entire Agreement. It is acknowledged and agreed that all understandings and agreements heretofore had between the parties are merged in this Sublease, which alone fully and completely expresses their agreement with respect to the subject matter hereof. This Sublease has been executed and delivered after full investigation by each of the parties hereto, and neither party hereto bas relied upon any statement, representation or warranty which is oat specifically set forth in this Sublease.
          (c) Not an Offer. This Sublease does not constitute an offer to sublease the Subleased Premises to Sublessee and Sublessee shall have no rights with respect to the leasing of the Subleased Premises unless and until Sublessor, in its sale and absolute discretion, elects to be bound hereby by executing and unconditionally delivering to Sublessee an original counterpart hereof.
          (d) Governing Law. This Sublease shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to conflict of laws principles.
          (e) Successors and Assigns. Subject to the restrictions on assignment and subletting in this Sublease and in the Prime Lease, this Sublease and the covenants and agreements herein continued and incorporated herein by reference shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.
          (f) Captions. The captions contained in this Sublease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Sublease nor the intent of any provision hereof.
          (g) Counterparts. This Sublease may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute but one and the same instrument.
          (h) Existing Furniture. The Subleased Premises will be delivered to Sublessee with the furniture located in the Subleased Premises (the “Furniture”) remaining in place and Sublessee agrees to accept the Subleased Premises with the Furniture in place. Sublessee shall be permitted to use the Furniture daring the Term without charge. Sublessor makes no representation or warranty as to the Furniture. Upon the expiration of the Term, title to the Furniture shall vest in Sublessee and Sublesee shall remove the Furniture from the Subleased Premises. If this Sublease is terminated by reason of default by Sublessee, title to the Furniture shall not vest in Sublessee and Sublessee shall not remove the Furniture from the Subleased Premises.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Sublease has been duly executed as of the day and year first above written.

SUBLESSOR: MELLON INVESTOR SERVICES, LLC
By:	/s/ Alex G. Sciulli
Name:	Alex G. Sciulli
Title:	Vice President

SUBLESSEE: GAIN CAPITAL, INC.
By:	/s/ Mark E. Galant
Name:	Mark E. Galant
Title:	CEO

Sublessee’s federal employer identification number is: 22-3685068

EXHIBIT A
Floor Plan of Subleased Premises
[ATTACHED HERETO]

EXHIBIT A-1
Sublessor’s Work
Sublessor shall, at Sublessor’s sale cost and expense, perform the following work:
1. Paint (to a professional finish) and carpet the main corridor (as shown on Exhibit A) on the 6th floor. Paint and carpet shall be building standard in colors selected by Sublessee.
2. Sublessor shall steam clean all carpeted surfaces in the Subleased Premises.

EXHIBIT B
Form of Commencement Date Agreement
COMMENCEMENT DATE AGREEMENT
     AGREEMENT made as of the ___ day of October, 2005, by and between MELLON JNVESTOR SERVICES LLC, a New Jersey limited liability company having an office at 85 Challenger Road, Ridgefield Park, New Jersey, as Sublessor, and GAIN CAPITAL INC., a Delaware corporation, having an office at 550 Hills Drive, Bedminster, New Jersey 07921, as Sublessee.
W I T N E S S E T H:
     WHEREAS, Sublessor and Sublessee have entered into an Agreement of Sublease, dated as of October _____, 2005 (the “Sublease”), pursuant to which Sublessor subleased to Sublessee certain space in the Building known as and located at 44 Wall Street, New York, New York, as more fully described in the Sublease; and
     WHEREAS, Sublessor and Sublessee wish to confirm the Commencement Date of the Sublease.
     NOW, THEREFORE, the parties confirm as follows:
     1. All capitalized items not defined in this Agreement shall have the meanings ascribed to them in the Sublease.
     2. The Term of the Sublease has commenced on                      2005, and such date constitutes the “Commencement Date,” as such term is defined in the Sublease.

IN WITNESS WHEREOF, Sublessor and Sublessee have respectively executed this Commencement Date Agreement as of the day and year first above written.

SUBLESSOR: MELLON INVESTOR SERVICES LLC
By:
Name:
Title:

SUBLESSEE: GAIN CAPITAL, INC.
By:	/s/ Mark E. Galant
Name:	Mark E. Galant
Title:	CEO

EXHIBIT C
The Prime Lease
[ATTACHED HERETO]

EXHIBIT D
Form of Letter of Credit
[date]

Gentlemen:
We hereby establish our Clean Irrevocable Standby Letter of Credit No. ___ in your favor for up to the aggregate amount of US Dollars ($ ) effective immediately and expiring at our counters at our close of business on October _____, 2005.
Funds are available, from time to time, against presentation of one or more of your sight draft(s). The honoring of any sight draft shall not relieve the undersigned of its liability to so honor any further sight draft(s); provided, however, that the undersigned shall, except as provided below, not be obligated to honor any sight draft if such sight draft, when aggregated with amounts previously drawn under this Letter of Credit, shall exceed the amount stated above; in which case, only the balance then existing shall be disbursed pursuant to such sight draft.
It is a condition of this Letter of Credit that it shall be automatically extended without amendment for additional periods of one (l) year from the present or future expiration date, unless we notify you in writing by Certified Mail, return receipt requested, or overnight courier service at least thirty (30) days prior to the then present expiration date that we elect not to do so. Upon receipt by you of such notice, you may draw on us at sight for the balance remaining in this Letter of Credit.
We hereby engage with you that all draft(s) drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon proper presentation (by facsin1ile or by overnight courier to:                                                             .
This Letter of Credit may be transferred any number of times to any transferee designated by the then beneficiary hereunder. Transfer of this Letter of Credit shall be effective by the presentation to the undersigned of the original of this Letter of Credit accomplished by n request designating the transferee. Upon such presentation, the undersigned shall forthwith effect a transfer of this Letter of .Credit to such designated transferee. All transfer fees shall be for the account of the Applicant.
Upon such presentation, the undersigned shall forthwith effect a transfer of this Letter of Credit to such designated transferee. All transfer fees shall be for the account of the Applicant.
Except as otherwise expressly provided herein, this Letter of Credit is subject to the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590.